Exhibit 10.111
Select Medical Corporation
4714 Gettysburg Road
Mechanicsburg, PA 17055
March 8, 2011
Mr. Martin F. Jackson
Select Medical Corporation
4714 Gettysburg Road
Mechanicsburg, PA 17055
RE: Fourth Amendment to the Agreement in the Event of a Change of Control of SMC
Dear Mr. Jackson:
     The following confirms our desire to amend the letter agreement, dated as of March 1, 2000 between you and Select Medical Corporation, a Delaware corporation (the “Company”), as amended on February 23, 2001, February 24, 2005 and December 18, 2008 (the “Letter Agreement”).
     In consideration of your past and continued service to the Company and the mutual covenants and agreements contained in this fourth amendment to the Letter Agreement (the “Amendment”), the Company and you hereby agree, intending to be legally bound, as follows:
1. Section 3(a)(iii) of the Letter Agreement is hereby amended and restated in its entirety to read as follows and all references to Section 3(a)(iii) in the Letter Agreement are hereby deleted:
“(iii) Intentionally Omitted.”
2. Section 5(d) of the Letter Agreement is hereby amended and restated in its entirety to read as follows:
“(d) As a condition to payment of any amount required under Section 1 hereof, you shall deliver to the Company a general release of liability of the Company and its officers and directors in a form reasonably satisfactory to the Company, such that such release is effective, with all revocation periods having expired unexercised, by no later than the (i) 60th day after such termination, in the event of a Post-Change of Control Termination and (ii) first business day of the seventh month following such termination, in the event of a Pre-Change of Control Termination.”
3. Section 5(g) of the Letter Agreement is hereby amended to add the following to the end thereof:
“This Agreement is intended to comply with Code Section 409A (to the extent applicable) and the parties hereto agree to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply therewith and without resulting in any increase in the amounts owed hereunder by the Company.”

4. Except as amended hereby, the Letter Agreement shall continue in effect in accordance with its terms.
     Please indicate your acceptance of the above Amendment by signing below in the space indicated.

Very Truly Yours,

SELECT MEDICAL CORPORATION, a Delaware Corporation

By:	/s/ Michael E. Tarvin Name: Michael E. Tarvin
Title: Executive Vice President

/s/ Martin F. Jackson

Martin F. Jackson